EXHIBIT C

                                  Centrex, Inc.
                          2003 LONG-TERM INCENTIVE PLAN


                                TABLE OF CONTENTS

ARTICLE 1         PURPOSE                                                  3
         1.1      General                                                  3
ARTICLE 2         DEFINITIONS                                              3
         2.1      Definitions                                              3
ARTICLE 3         EFFECTIVE DATE                                           9
         3.1      Effective Date                                           9
ARTICLE 4         ADMINISTRATION                                           9
         4.1      Committee                                                9
         4.2      Actions and Interpretations by the Committee             9
         4.3      Authority of the Committee                              10
         4.4      Award Certificates                                      11
ARTICLE 5         SHARES SUBJECT TO THE PLAN                              11
         5.1      Number of Shares                                        11
         5.2      Lapsed Awards                                           11
         5.3      Stock Distributed                                       11
         5.4      Limitation on Awards                                    11
ARTICLE 6         ELIGIBILITY                                             12
         6.1      General                                                 12
ARTICLE 7         STOCK OPTIONS                                           12
         7.1      General                                                 12
         7.2      Incentive Stock Options                                 13
         7.3      Formula Grants to Non-Employee Directors                14
ARTICLE 8         PERFORMANCE AWARDS                                      16
         8.1      Grant of Performance Awards                             16
         8.2      Performance Goals                                       16
         8.3      Right to Payment                                        16
         8.4      Other Terms                                             17
ARTICLE 9         RESTRICTED STOCK AWARDS                                 17
         9.1      Grant of Restricted Stock                               17
         9.2      Issuance and Restriction                                17
         9.3      Forfeiture                                              17
         9.4      Certificates for Restricted Stock                       18
ARTICLE 10        STOCK OR OTHER STOCK-BASED AWARDS                       18
         10.1     Grant of Stock or Other Stock-Based Awards              18
ARTICLE 11        PROVISIONS APPLICABLE TO AWARDS                         18
         11.1     Stand-Alone, Tandem, and Substitute Awards              18
         11.2     Term of Award                                           18
         11.3     Form of Payment for Awards                              18
         11.4     Limits on Transfer                                      19
         11.5     Beneficiaries                                           19
         11.6     Stock Certificates                                      19
         11.7     Acceleration upon Death or Disability                   19
         11.8     Acceleration upon a Change of Control                   20
         11.9     Acceleration for Other Reasons                          20
         11.10    Effect of Acceleration                                  20
         11.11    Qualified Performance-Based Awards                      20
         11.12    Determination of Employment Status                      21
         11.13    Loans or Guarantees                                     22
ARTICLE 12        CHANGES IN CAPITAL STRUCTURE                            22
         12.1     General                                                 22
ARTICLE 13        AMENDMENT, MODIFICATION AND TERMINATION                 23
         13.1     Amendment, Modification and Termination                 23
         13.2     Awards Previously Granted                               23
ARTICLE 14        GENERAL PROVISIONS                                      24
         14.1     No Rights to Awards; Non-Uniform Determinations         24
         14.2     No Stockholder Rights                                   24
         14.3     Withholding                                             24
         14.4     No Right to Continued Service                           24
         14.5     Unfunded Status of Awards                               24
         14.6     Indemnification                                         24
         14.7     Relationship to Other Benefits                          25
         14.8     Expenses                                                25
         14.9     Titles and Headings                                     25
         14.10    Gender and Number                                       25
         14.11    Fractional Shares                                       25
         14.12    Government and Other Regulations                        25
         14.13    Governing Law                                           26
         14.14    Additional Provisions                                   26
         14.15    No Limitations on Rights of Company                     26

                                  CENTREX, INC.
                          2003 LONG-TERM INCENTIVE PLAN

                                    ARTICLE 1
                                     PURPOSE

     1.1. GENERAL. The purpose of the Centrex, Inc.. 2003 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Centrex, Inc. (the "Company"), by linking the personal interests of employees, officers and directors of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company or any Affiliate.

                                    ARTICLE 2
                                   DEFINITIONS

     2.1. DEFINITIONS. When a word or phrase appears in the Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this
Section 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a) "Affiliate" means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

          (b) "Award" means any Option, Restricted Stock Award, Performance Award or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

          (c) "Award Certificate" means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

          (d) "Board" means the Board of Directors of the Company.

          (e)  "Cause",  with  respect  to a  Participant  who is an  officer or employee,  has  the  meaning  assigned  such  term  in the  employment agreement, if any, between such Participant and the Company or an Affiliate, or if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, "Cause" means any of the following acts by the Participant, as determined by the Board: (i) continued neglect in the performance of duties assigned to the Participant (other than for a reason beyond the control of the

          Participant) or repeated unauthorized absences by the Participant during scheduled work hours; (ii) the Participant's egregious and willful misconduct, including dishonesty, fraud or continued intentional violation of Company or Affiliate policies and procedures which is reasonably determined to be detrimental to the Company or an Affiliate; (iii) the Participant's final conviction of a felonious crime; or (iv) the Participant's repeated material failure to meet reasonable performance criteria as established by the Company or an Affiliate and communicated to the Participant. "Cause" with respect to a Participant who is a director means any of the following acts by the Participant, as determined by the Board, unless a contrary definition is contained in the applicable Award Certificate: (i) the
          Participant's egregious and willful misconduct, or (ii) the Participant's final conviction of a felonious crime.

          (f) "Change in Control" means and includes each of the following:

          (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

          (2) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals  and  entities  who  were  the  beneficial  owners  of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

          (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (h) "Committee"  means the committee of the Board described in Article
          4.

          (i) "Company" means Centrex, Inc., an Oklahoma corporation, its successors and assigns.

          (j) "Continuous Status as a Participant" means the absence of any interruption or termination of service as an employee, officer or director of the Company, as applicable. Continuous Status as a Participant shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement.

          (k)  "Covered  Employee"  means a covered  employee as defined in Code
          Section 162(m)(3).

          (l) "Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

          (m) "Effective Date" means the date set forth in Section 3.1.

          (n) "Eligible Participant" means an employee, officer, director or consultant of the Company or any Affiliate.

          (o) "Exchange" means the New York Stock Exchange or any other national securities exchange on which the Stock may from time to time be listed or traded.

          (p) "Director Option" means an Option granted to a Non-Employee Director under Section 7.3 of the Plan.

          (q) "Fair Market Value", on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

          (r) "Good Reason" for a Participant's termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, "Good Reason" shall mean any of the following acts by the employer without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the employer promptly after receipt of notice thereof given by the Participant): (i) the assignment to the Participant of duties materially inconsistent with the Participant's position, authority, duties or responsibilities as in effect on the date the Award is granted, or (ii) a reduction by the employer in the Participant's base salary or benefits as in effect on the date the Award is granted, unless a similar reduction is made in salary and benefits of peer employees.

          (s) "Grant Date" means the date an Award is made by the Committee.

          (t) "Incentive Stock Option" means an Option that is designated as an Incentive Stock Option and that meets the requirements of Section 422 of the Code or any successor provision thereto.

          (u) "Non-Employee Director" means a director of the Company who is not a common law employee of the Company or any Affiliate.

          (v) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option or which does not meet the requirements of Section 422 of the Code or any successor provision thereto.

          (w) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

          (x) "Other Stock-Based Award" means a right, granted to a Participant under Article 10, that relates to or is valued by reference to Stock or other Awards relating to Stock.

          (y) "Parent" means a company that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

          (z) "Participant" means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term "Participant" refers to a beneficiary designated pursuant to Section 11.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

          (aa) "Performance Award" means Performance Shares or Performance Units granted pursuant to Article 8.

          (bb) "Performance Share" means any right granted to a Participant under Article 8 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

          (cc)  "Performance  Unit" means a right granted to a Participant under
          Article 8 to a unit valued by reference to a designated amount of cash or property other than Shares to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

          (dd) "Plan" means the Centrex, Inc. 2003 Long-Term Incentive Plan, as amended from time to time.

          (ee) "Qualified Performance-Based Award" means (i) a Performance Award, Restricted Stock Award or Other Stock-Based Award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Criteria as set forth in Section 11.11, or (ii) an Option having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

          (ff) "Qualified Performance Criteria" means one or more of the performance criteria listed in Section 11.11(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

          (gg) "Restricted Stock Award" means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

          (hh) "Retirement" in the case of an employee means termination of employment with the Company, a Parent or Subsidiary after attaining age 60 with 10 years of service, and "Retirement" in the case of a non-employee director of the Company means retirement of the director in accordance with the provisions of the Company's bylaws as in effect from time to time or the failure to be re-elected or re-nominated as a director; provided in either case that the director has completed at least two three-year terms as a director of the Company.

          (ii) "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

          (jj) "Shares" means shares of the Company's Stock. If there has been an adjustment or substitution pursuant to Section 12.1, the term "Shares" shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 12.1.

          (kk) "Stock" means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 12.

          (ll) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

          (mm) "1933 Act" means the Securities Act of 1933, as amended from time to time.

          (nn) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                    ARTICLE 3
                                 EFFECTIVE DATE

     3.1. EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by both the Board and the majority of the holders of the Stock of the Company.

                                    ARTICLE 4
                                 ADMINISTRATION

     4.1. COMMITTEE. The Plan shall be administered by a committee (the "Committee") appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are, or who are anticipated to be become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee, which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

     4.2. ACTIONS AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company's or an Affiliate's independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

     4.3. AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

          (a) Grant Awards;

          (b) Designate Participants;

          (c) Determine the type or types of Awards to be granted to each Participant;

          (d) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

          (e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

          (f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Article 11, based in each case on such considerations as the Committee in its sole discretion determines;

          (g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (h) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

          (i) Decide all other matters that must be determined in connection with an Award;

          (j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

          (k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

          (l) Amend the Plan or any Award Certificate as provided herein; and

          (m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

     Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of Section 7.3.

     To the extent permitted under Oklahoma law, the Board or the Committee may expressly delegate to any individual or group of individuals some or all of the Committee's authority under subsections (a) through (i) above, except that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who are, or who are anticipated to be become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

     4.4.  AWARD  CERTIFICATES.  Each  Award  shall  be  evidenced  by an  Award
Certificate.   Each  Award  Certificate  shall  include  such  provisions,   not
inconsistent with the Plan, as may be specified by the Committee.

                                    ARTICLE 5
                           SHARES SUBJECT TO THE PLAN

     5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 12.1, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Performance Award) shall be 25,000,000 of which not more than 10% may be granted as Awards of Restricted Stock, Performance Shares or unrestricted Stock.

     5.2. LAPSED AWARDS. To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any Shares subject to the Award will again be available for the grant of Awards under the Plan and Shares subject to Awards settled in cash will be available for the grant of Awards under the Plan.

     5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 12.1), the maximum number of Shares with respect to one or more Options that may be granted during any one calendar year under the Plan to any one Participant shall not exceed 100,000; provided, however, that in connection with his initial employment with the Company or an Affiliate, a Participant may be granted Options with respect to up to an additional 25,000 Shares, which shall not count against the foregoing annual limit. The maximum amount of Qualified Performance-Based Awards (other than Options) that may be granted to any Participant in any one-year period shall not exceed the following: (i) 100,000 Shares for all

Qualified Performance-Based Awards that are Performance Shares; (ii) $3,000,000 for all Qualified Performance-Based Awards that are Performance Units based upon a dollar amount (less any consideration paid by the Participant for such Award); and (iii) 100,000 Shares for all other Qualified Performance-Based Awards; provided, that the number of Shares set forth in clauses (i) and (iii) shall be subject to adjustment as provided in Section 12.1.

                                    ARTICLE 6
                                   ELIGIBILITY

     6.1. GENERAL. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may not be granted to Eligible Participants who are not employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

                                    ARTICLE 7
                                  STOCK OPTIONS

     7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

     (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the Grant Date.

     (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. Subject to Section 11.9, the Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

     (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including "cashless exercise" arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares are used to pay the exercise price of an Option, such Shares must have been held by the Participant as fully vested shares for at least six months.

     (d) EXERCISE TERM. In no event may any Option be exercisable for more than ten years from the Grant Date.

     (e) EFFECT OF RETIREMENT. Notwithstanding any other provision in the Plan or any Participant's Award Certificate to the contrary, upon the Participant's Retirement, all of such Participant's outstanding Options shall continue to vest as if the Participant had not terminated service as an employee or director and will remain exercisable through the first anniversary of the final vesting date (or, if earlier, the expiration of the Option term); provided, however, that if the Participant competes with the Company after retirement by working for a competitor, as determined in the sole discretion of the Committee, the Participant's options will cease to vest, any of his unvested Options will terminate immediately, and any of his vested Options will continue to be exercisable for a period of thirty
     (30) days from the date the Committee makes a determination that the Participant engaged in competitive activities. To the extent that the operation of this provision causes any Incentive Stock Option to fail to meet the requirements of Code Section 422, such Option shall be deemed to be a Non-Qualified Stock Option.

     (f) ADDITIONAL OPTIONS UPON EXERCISE. The Committee may, in its sole discretion, provide in an Award Certificate, or in an amendment thereto, for the automatic grant of a new Option to any Participant who delivers Shares as full or partial payment of the exercise price of the original Option. Any new Option granted in such a case (i) shall be for the same number of Shares as the Participant delivered in exercising the original Option, (ii) shall have an exercise price of 100% of the Fair Market Value of the surrendered Shares on the date of exercise of the original Option (the Grant Date for the new Option), (iii) shall vest six (6) months after the Grant Date of the new Option, and (iv) shall have a term equal to the unexpired term of the original Option.

     7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

     (a) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4), (5) and (6) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Non-Qualified Stock Option:

          (1) The expiration date set forth in the Award Certificate.

          (2) The tenth anniversary of the Grant Date.

          (3) Three months after termination of the Participant's Continuous Status as a Participant for any reason other than the Participant's Disability, death or termination for Cause.

          (4) One year after the termination of the Participant's Continuous Status as a Participant by reason of the Participant's Disability.

          (5) One year after the Participant's death occurring during his Continuous Status as a Participant or during the three-month period described in subsection (3) above or the one-year period described in subsection (4) above and before the Option otherwise lapses.

          (6) The date of the termination of the Participant's Continuous Status as a Participant if such termination is for Cause.

          Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 11, if a Participant exercises an Option after termination of his Continuous Status as a Participant, the Option may be exercised only with respect to the Shares that were otherwise vested on the date of termination of his Continuous Status as a Participant.

          (b) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

          (c) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

          (d) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior tenth anniversary of the Effective Date.

          (e) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

          (f) DIRECTORS. The Committee may not grant an Incentive Stock Option to a Non-Employee Director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Company or a Parent or Subsidiary but only in that individual's position as an employee and not as a director.

     7.3. FORMULA GRANTS TO NON-EMPLOYEE DIRECTORS. Options shall be granted to Non-Employee Directors under the Plan only in accordance with this Section 7.3; provided, however, that the other provisions of the Plan shall apply with respect to Director Options to the extent not inconsistent with the terms of this Section 7.3.

          (a) INITIAL GRANT. Each person who becomes a Non-Employee Director of the Company after the Effective Date shall be granted a Non-Qualified Stock Option as of the date he first commences service as a director to acquire 250,000 shares of Stock at an exercise price equal to the Fair Market Value per Share as of that date.

          (b) ANNUAL GRANTS. Each Non-Employee Director shall also be granted a Non-Qualified Stock Option on the date of the annual election by the shareholders of each year, commencing in 2004, to acquire 100,000 (adjusted for stock splits) shares of Stock at an exercise price equal to the "Fair Market Value on a Quarterly Basis" of the Stock, provided such individual is a director of the Company on such date. For the purposes of this Section 7.3(b), the term "Fair Market Value on a Quarterly Basis" shall mean the average of the Fair Market Values per Share on the last business day of each of the Company's four fiscal quarters for the preceding fiscal year.

          (c) VESTING.  Subject to Section  7.1(e) and Article 11, each Director
          Option  shall  vest  (become   exercisable)  in  accordance  with  the
          following schedule:

                   Years of Service                   Percent of Option
                  After Date of Grant                   Shares Vested
           -------------------------------           -------------------
                      Less than 1                             33%
                           2                                  66%
                           3                                 100%


          (d) LAPSE OF DIRECTOR OPTION. A Director Option shall lapse under the earliest of the following circumstances:

                  (1) The expiration date set forth in the Award Certificate.

                  (2) The tenth anniversary of the Grant Date.

                  (3) Three months after termination of the director's Continuous Status as a Participant for any reason other than the director's Retirement, Disability, death or termination for Cause.

                  (4) The date determined in accordance with Section 7.1(e) in the case of the termination of the director's Continuous Status as a Participant by reason of his Retirement.

                  (5) One year after the termination of the director's Continuous Status as a Participant by reason of his Disability.

                  (6) One year after the director's death occurring during his Continuous Status as a Participant or during the three-month period described in subsection (3) above or the one-year period described in subsection (5) above and before the Option otherwise lapses.

                  (7) The date of the termination of the director's Continuous Status as a Participant if such termination is for Cause.

          Unless the exercisability of the Director Option is accelerated as provided in Article 11, if a director exercises a Director Option after termination of his Continuous Status as a Participant, the Director Option may be exercised only with respect to the Shares that were otherwise vested on the date of termination of his Continuous Status as a Participant.

                                    ARTICLE 8
                               PERFORMANCE AWARDS

     8.1.  GRANT OF  PERFORMANCE  AWARDS.  The  Committee is authorized to grant
Performance Shares or Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares or Performance Units granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.

     8.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any one or more of the Qualified Performance Criteria listed in Section 11.11(b) or any other criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a region, division, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award.

     8.3. RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or property other than Shares, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number and value of the Performance Award that will be paid to the Participant.

     8.4. OTHER TERMS. Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination of the amount of the Award by the Committee, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

                                    ARTICLE 9
                             RESTRICTED STOCK AWARDS

     9.1. GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.

     9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, including the right to vote and receive dividends. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

     9.3. FORFEITURE. Except as otherwise provided in Article 11 or determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     9.4. CERTIFICATES FOR RESTRICTED STOCK. An Award of Restricted Stock shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to share of Restricted Stock. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                                   ARTICLE 10
                        STOCK OR OTHER STOCK-BASED AWARDS

     10.1.  GRANT OF  STOCK  OR  OTHER  STOCK-BASED  AWARDS.  The  Committee  is
authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

                                   ARTICLE 11
                         PROVISIONS APPLICABLE TO AWARDS

     11.1. STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     11.2. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option exceed a period of ten years from its Grant Date (or, if Section 7.2(c) applies, five years from its Grant Date).

     11.3. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     11.4. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than to a beneficiary designated as provided in 11.5 or by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation,
(ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

     11.5. BENEFICIARIES. Notwithstanding Section 11.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

     11.6. STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

     11.7 ACCELERATION UPON DEATH OR DISABILITY. Notwithstanding any other provision in the Plan or any Participant's Award Certificate to the contrary, upon a Participant's death or Disability during his Continuous Status as a Participant, all of his outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on his outstanding Awards shall lapse. Any Option shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.

     11.8. ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Certificate, upon the occurrence of a Change in Control, all outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse.

     11.9. ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Section 11.7 or 11.8 above, the Committee may in its sole discretion at any time determine that, upon the termination of employment or service of a Participant, all or a portion of such Participant's Options and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the Participant's outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 11.9.

     11.10. EFFECT OF ACCELERATION. If an Award is accelerated under Section 11.7, 11.8 or 11.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.

     11.11. QUALIFIED PERFORMANCE-BASED AWARDS.

     (a) OPTIONS. The provisions of the Plan are intended to ensure that all Options granted hereunder to any Covered Employee qualify for the Section 162(m) Exemption.

     (b) OTHER AWARDS; QUALIFIED PERFORMANCE CRITERIA. When granting any Performance Award, Restricted Stock or Other Stock-Based Award other than Options, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Performance Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a region, division, department or function within the Company or an

     Affiliate: (1) return on equity, (2) return on assets, (3) return on capital, (4) stock price, (5) net income, (6) earnings per share, (7) EBITDA (earnings before interest, depreciation, taxes and amortization),
     (8) EBIT (earnings before interest and taxes), (9) earnings after capital charge, (10) cash flow, (11) net profit before tax, (12) gross profit, (13) operating profit, (14) changes in working capital, (15) stockholder return,
     (16) sales growth, or (17) cost reductions.

     (c) ESTABLISHMENT OF PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than an Option) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Performance Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided that
     (i) the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the Participant's death, Disability, Retirement or termination of employment without Cause, and (ii) the provisions of Sections 11.7 and 11.8 shall apply notwithstanding this sentence.

     (d) CERTIFICATION OF PERFORMANCE. Any payment of a Qualified Performance-Based Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Performance Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

     (e) SECTION 162(M) AWARD LIMITS. Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

     11.12. DETERMINATION OF EMPLOYMENT STATUS. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A
Participant's Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant's employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

     11.13. LOANS OR GUARANTEES. With the consent of the Committee, the Company or an Affiliate may make, guarantee or arrange for a loan or loans to a Participant with respect to or allow a Participant to defer payment to the Company of all or any portion of (i) the exercise price of any Option granted under the Plan, (ii) the purchase price, if any, of any Award granted hereunder and/or (iii) the payment by the Participant of any or all federal and/or state income or employment taxes due on account of the granting or exercise of any Award hereunder. The Committee shall have full authority to decide whether to make a loan or guarantee or to permit a deferral hereunder and to determine the amount, terms and provisions of any such loan or guarantee, including the interest rate to be charged in respect of any such loan(s), whether the loan(s) are to be made with or without recourse against the borrower, the collateral or other security, if any, securing the repayment of the loan(s), the terms on which the loan(s) are to be repaid and the conditions, if any, under which the loan(s) may be forgiven. If the Committee has made or arranged a loan or guarantee or deferred payment, the Committee may, in its discretion, require immediate payment of such deferred amount or immediate release of such loan or guarantee if the Participant's Continuous Status as a Participant terminates or if the Participant sells or otherwise transfers the Participant's Shares pursuant to such deferral, loan or guarantee.

                                   ARTICLE 12
                          CHANGES IN CAPITAL STRUCTURE

     12.1. GENERAL. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in shares of Stock, or a combination or consolidation of the outstanding Stock into a lesser number of shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

                                   ARTICLE 13
                     AMENDMENT, MODIFICATION AND TERMINATION

     13.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either
(i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares issuable under the Plan, or (ii) materially modify the requirements for eligibility, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act,
(ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

     13.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

     (a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in (at the spread value in the case of Options) or otherwise settled on the date of such amendment or termination;

     (b) The original term of any Option may not be extended without the prior approval of the stockholders of the Company;

     (c) Except as otherwise provided in Article 12, the exercise price of any Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

     (d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.

                                   ARTICLE 14
                               GENERAL PROVISIONS

     14.1. NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

     14.2. NO STOCKHOLDER RIGHTS. No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

     14.3. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for at least six months. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

     14.4. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or status as an officer or director at any time, nor confer upon any Participant any right to continue as an employee, officer or director of the Company or any Affiliate, whether for the duration of a Participant's Award or otherwise.

     14.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

     14.6. INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     14.7. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Parent or Subsidiary unless provided otherwise in such other plan.

     14.8. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

     14.9. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     14.10. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     14.11. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

     14.12. GOVERNMENT AND OTHER REGULATIONS.

     (a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

     (b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such

     Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee's determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

     14.13. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Oklahoma.

     14.14. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

     14.15. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right to power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

     The foregoing is hereby acknowledged as being the Centrex, Inc. 2003 Long-Term Incentive Plan as adopted by the Board on -------------------.

                                       CENTREX, INC.


                                       By: ____________________________

                                       Its: ___________________________